UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016

comScore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on February 19, 2016, the Audit Committee (the “Audit Committee”) of the comScore, Inc. (the “Company”) Board of Directors (the “Board”) received a message regarding certain potential accounting matters. In response, the Audit Committee immediately commenced a review of the matters with the assistance of independent counsel and advisors. As a result, the Company was not in a position to timely file its Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (the “Form 10-Q” and collectively with the Form 10-K, the “Reports”) until after the completion of the Audit Committee’s review and subsequent procedures by the Company’s independent public accounting firm. As disclosed on May 11, 2016, the Company had expected to provide an informed update by June 27, 2016.

The Audit Committee continues to work vigorously to complete its review and to report its findings to the Board. To this end, the independent counsel and other advisers to the Audit Committee have completed a substantial amount of their factual inquiries to address the Audit Committee’s review. The Audit Committee and the Board, however, require further time to evaluate the information collected and to reach and evaluate final conclusions. In the meantime, the Company’s management and independent public accounting firm have commenced work to review the information collected so that the Company is in a position to file its Forms 10-K and 10-Q as soon as reasonably practicable.

The information in this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), including, without limitation, comScore’s expectations as to the timing and outcome of its internal investigation and the filing of its periodic reports, including the Reports.

The statements are based on management’s current expectations, estimates and projections, are not guarantees of future outcomes or performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, the discovery of additional information relevant to the internal review; the conclusions of the Audit Committee (and the timing of the conclusions) concerning matters relating to the internal review; the timing of the review by, and the conclusions of, the Audit Committee, the Board and the Company’s independent public accounting firm regarding the internal review and comScore’s financial statements; and the risk that the completion and filing of the Reports will take longer than expected.

The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site ( http://www.sec.gov ).

Stockholders of the Company are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this disclosure, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Privacy Officer

Date: June 27, 2016